UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2023

SPRINGBIG HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40049	88-2789488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

621 NW 53rd Street
Ste. 260
Boca Raton,	Florida	33487
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (800) 972-9172

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer		Accelerated filer
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on May 27, 2022, plaintiffs Michael Gross and Yuzz Buzz, LLC (“YB”), of which Mr. Gross is allegedly the majority owner, filed a complaint (as amended, the “Complaint”) against the Company in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida. Mr. Gross was the Company’s co-founder and former 45% owner, and on or about July 10, 2017, Mr. Gross entered into a Settlement Agreement and Mutual Release (the “Release Agreement”) with SpringBig Holdings, Inc. (the “Company”), Jeffrey Harris, the Company’s Chief Executive Officer and Chairman of the Board of Directors, and various related parties, pursuant to which (1) Mr. Gross released various claims and transferred to the Company all his shares of common stock and interest in the Company, and (2) the Company made certain payments to Mr. Gross and related parties and, concurrently with the Release Agreement, executed a license agreement (the “License Agreement”) that granted YB a non-exclusive, perpetual license to install and use certain of the Company’s software and derivative works, subject to certain limitations including being restricted to industries other than cannabis. The remaining counts of the Complaint are for declaratory judgment and alleged breaches of the Settlement Agreement and License Agreement. The plaintiffs seek specific performance of the License Agreement or, in the alternative, damages for the Company’s alleged breach of the License Agreement. In the case of specific performance, the parties dispute the cost to YB of delivery of the software. On July 7, 2023, the parties formally engaged a professional mediator in an effort to reach a settlement and on July 18, 2023, the parties began formal mediation.

Effective September 7, 2023 (the “Effective Date”), YB, Mr. Gross and Jason Wright, on the one hand (together, the “YB Parties”), and the Company, SpringBig, Inc., Medici Holdings V, Inc. (f/k/a SpringBig, Inc.) and Mr. Harris, on the other hand (together, the “SpringBig Parties”), entered into the Settlement Agreement (the “Settlement Agreement”), pursuant to which the parties agreed to resolve and settle all litigation, claims and disputes between them as more specifically set forth in, and subject to the terms and conditions of, the Settlement Agreement. Mr. Gross and Mr. Wright represent that they are the sole members of YB.

Pursuant to the Settlement Agreement, the SpringBig Parties shall pay the YB Parties the total amount of $525,170, of which $125,170 is to be paid within 15 business days of the Effective Date (the “First Installment Payment”) and the remaining amount paid monthly for 10 months starting the month of October 2023 (the “Monthly Installment Payments”).

In addition, the parties agreed that (i) the Company and Mr. Gross shall sign a lock-up agreement, in substantially the form attached to the Settlement Agreement (the “Gross Lock-up Agreement”), and Mr. Gross shall pay $127.50 to the Company, after which the Company shall issue to Mr. Gross 1,275,000 shares (the “Gross Share Issuance”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), all of which would be subject to the Gross Lock-up Agreement; (ii) the Company and Mr. Wright shall sign a lock-up agreement, in substantially the form attached to the Settlement Agreement (the “Wright Lock-up Agreement”), and Mr. Wright shall pay $42.50 to the Company, after which the Company shall issue to Mr. Gross 425,000 shares (the “Wright Share Issuance” and, together with the Gross Share Issuance, the “YB Share Issuances”) of the Common Stock, all of which would be subject to the Wright Lock-up Agreement and (iii) the Company shall use its reasonable best efforts to register the resale of the shares issued to Mr. Gross and Mr. Wright within 90 calendar days of the Effective Date pursuant to an appropriate registration statement with the Securities and Exchange Commission.

In addition, the parties agreed that the License Agreement shall terminate effective as of the latest of receipt of the First Installment Payment by the YB Parties, receipt of all Monthly Installment Payments by the YB Parties, and completion of the YB Share Issuances.

In addition, within 5 business days after the completion of the YB Share Issuances, the parties shall sign and cause to be filed a joint stipulation for dismissal with prejudice of the action, in substantially the form attached to the Settlement Agreement, and the stipulation shall indicate that each party is to bear its own costs and attorney’s fees. Notwithstanding the Settlement Agreement, no party admits to having any liability to the other or having engaged in any wrongdoing, malfeasance, misfeasance or negligent act.

On September 7, 2023, the Company and Mr. Gross signed the Gross Lock-up Agreement and on September 8, 2023, the Company and Mr. Wright signed the Wright Lock-up Agreement, which generally provide that the shares issued in the YB Share Issuances, as applicable, are subject to a lock-up period of 365 days following the Effective Date. This means that, during the applicable lock-up period, subject to certain customary exceptions, Mr. Gross and Mr. Wright may not offer for sale, contract to sell, or sell any shares issued in the applicable YB Share Issuances, except that they may transfer or sell, in the aggregate among all permitted transferees and in accordance with applicable securities and other laws, up to 850,000 shares of Common Stock beginning on the 181st day after the Effective Date, provided that the filing of the Stipulation has occurred.

Effective September 13, 2023, the Company completed the YB Share Issuances, which did not involve any underwriters, underwriting discounts or commissions, or any public offering. The Company completed the YB Share Issuances in transactions not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) thereof.

The foregoing is a summary of certain terms and provisions of the Settlement Agreement and is not complete and is subject to, and qualified in its entirety by the provisions of, the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1
Settlement Agreement, dated September 7, 2023, by and between Yuzz Buzz, LLC, Jason Wright, and Michael Gross, on the one hand, and SpringBig, Inc., Medici Holdings V, Inc. (f/k/a SpringBig, Inc.), SpringBig Holdings, Inc. and Jeffrey Harris, on the other hand.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGBIG HOLDINGS, INC.

September 13, 2023	By:	/s/ Jeffrey Harris
Name: Jeffrey Harris
Title: Chief Executive Officer